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                                                                      Exhibit 99

                 APPLIED INNOVATION ANNOUNCES RESTRUCTURING PLAN

                 Gerard B. Moersdorf, Jr., Chairman and Founder,
                  to Resume Previous Role as President and CEO

                       Third Quarter Sales Expected to be
                     Substantially Lower than Second Quarter

CONTACT:
Michael P. Keegan
Vice President and Chief Financial Officer
(614) 798-2000

COLUMBUS, OHIO (AUGUST 14, 2001) - Applied Innovation Inc. (NASDAQ: AINN) today announced a restructuring plan to significantly reduce its cost structure, changes in management associated with the restructuring plan and revenue guidance for its third quarter ending September 30, 2002. These actions are being taken to respond to the continuation of the depressed market for telecommunications equipment and to permit Applied Innovation to weather the storm until business conditions improve.

The Company will reduce its staffing by approximately 100, reducing the current employee base from about 250 to 150. This reduction, which includes several officers of the Company, is across all functional lines.

The Company expects to reduce its total annualized expenses by approximately $13 million, or 32%, as a result of these actions, thereby reducing its break-even sales level to approximately $46 million in annual sales.

STAFF REDUCTIONS AND MANAGEMENT CHANGES
---------------------------------------

Due to the continued weakness in its core market, the Company has enacted a restructuring program effective today to better align its cost structure with near-term market prospects. Key elements of the plan include:

         -  Total Company staffing will be reduced by 100, from 250 to 150.
         - Gerard B. Moersdorf, Jr., Chairman and Founder, will resume his previous role as President and CEO, replacing Robert L. Smialek, who has been in that role since July 2000. Smialek will depart the Company immediately and resign from the Board of Directors. Mr. Moersdorf will continue as Chairman of the Board of Directors.
         - The Company will significantly reduce its Services organization and merge the remaining Services group with Operations reporting to Eric Langille, Vice



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            President of Operations. Joseph Govern, current Vice President of
            Services, will depart the Company after assisting with the transition.
         - The Company will reduce the scope and staffing of its marketing function. This includes the July 30 separation of Thomas McCabe, Vice President of Marketing and Business Development, and the departure of Michael Doble, Vice President of Wireless Business Development effective today.
         - In addition to the workforce reductions, the Company expects to significantly reduce travel expenses, use of external consultants, marketing and other discretionary costs.
         -  The Company has also eliminated its 2002 executive bonus program.

Gerard B. Moersdorf, Chairman and Founder, said, "The continued and unprecedented downturn in the telecommunications market has forced us to make some very tough decisions. Given the uncertainty in our core markets and the lower sales prospects in the short-term, a large-scale cost restructuring effort was necessary. The restructuring plan contains a number of senior management changes, including the departure of Bob Smialek from the Company and Board. The Board of Directors, Bob and I arrived at this difficult decision together. Bob took over as CEO two years ago to help rapidly grow this business. Dramatic changes in market conditions have forced us to shift our focus toward maintaining our current business and customers rather than pursuing rapid growth. We wish Bob the best of luck in his future endeavors."

Bob Smialek said "The Board and I realized that, with the major restructuring being announced today, the business cannot support both a CEO and an executive Chairman. Working with Gerry, we have made significant progress in positioning Applied Innovation for long-term growth with a broader base of products, services and customers. I really have enjoyed my two years with the Company. It's a great business with wonderful people and a product line that provides clear value to our customers. I'm confident that Applied Innovation will remain well positioned to grow as the telecom industry adjusts to current conditions and begins its eventual recovery."

THIRD QUARTER RESTRUCTURING CHARGE
----------------------------------

As a result of the restructuring plan, the Company expects to record a charge of approximately $2.0 - $2.4 million during the third quarter, comprised primarily of severance and other benefits for affected employees, as well as charges related to excess equipment and leased offices. "In order to preserve our ability to respond to opportunities when the industry recovers, as it inevitably will, we had to take the bold actions being announced today," said Michael P. Keegan, Vice President and CFO. "The primary financial considerations defining the restructuring were to protect the ability to support our customers, preserve a core team of experienced employees who can run the business successfully at a lower break-even level and who will provide a base for rebuilding in the future, and operate profitably at an annualized sales run-rate no higher than the first half of 2002," he said.

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NEAR-TERM MARKET AND PRODUCT FOCUS
----------------------------------

The Company's primary near-term market and product focus, Mr. Moersdorf continued, "will be on maintaining our strong relationships with our regional bell operating company (RBOC) customers, landing one or more large independent operating companies (IOC) as customers and continuing the expansion of wireless and international sales. We plan to reduce the number of engineering development projects to focus on applications for our current customers and markets. Likewise, we plan to narrow the focus of our services organization, emphasizing sales of turnkey network management systems while maintaining our long tradition of excellent customer care."

"Although the actions we are announcing today are painful, we believe they are necessary for the Company to weather the current market conditions and be in a position to take advantage of opportunities during the eventual recovery of the market," Moersdorf said. "Applied Innovation is sustained by a very strong balance sheet ($26 million in cash and investments), a solid customer base that will recover and begin buying again and an excellent employee base. We particularly appreciate the efforts of all our employees and the support of our shareholders during this transition and are confident that we have a great future ahead of us."

COMPANY SEES THIRD QUARTER REVENUES DECREASING SUBSTANTIALLY FROM SECOND QUARTER
--------------------------------------------------------------------------------
LEVEL
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Because of the unprecedented downturn in the telecom industry, Mr. Keegan stated
that "it is extremely difficult to project revenues for future periods, including the current quarter. Despite achieving a rebound in orders and sales in the second quarter of 2002 compared to the first quarter, sales prospects have declined during the current quarter. As a result, the Company currently expects sales for the third quarter to return to levels similar to or below the first quarter -- in the range of $7 to $10 million." Mr. Keegan cautioned investors that "even this current expectation may be too high or too low. Since the Company sells its products and services to a relatively few number of customers, individual orders tend to be relatively large compared to total sales for any given period. The Company does not currently have any significant order backlog and there remains substantial uncertainty in the telecom industry generally and the telecom capital equipment industry in particular."

                            About Applied Innovation

Applied Innovation is a network management solutions company that simplifies and enhances the operation of complex, distributed voice and data networks. Building on a deep knowledge of network architecture, elements and management, AI delivers unique hardware, software and service solutions that provide greater connectivity, visibility and control of network elements and the systems that support them.

Applied Innovation, headquartered in Columbus, Ohio, is traded on NASDAQ under the

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symbol AINN. For more information, please visit the Company's Website at
www.appliedinnovation.com.

                              Safe Harbor Statement

 This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of the Company and its management, and specifically include statements regarding: the estimated annual savings to be realized from the restructuring program and the Company's estimated annual break-even sales level (paragraph 3); the estimated size of the restructuring charge to be taken in the third quarter (paragraph 7); the Company's expectations about product development (paragraph 8); and the Company's revenues estimate for the third quarter ending September 30, 2002 (paragraph 10). These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the Company may not be able to achieve the annual savings planned; the Company may not be able to break even at the level of $46 million annual revenues; the size of the restructuring charge may be larger or smaller than currently estimated due to continuing analysis and planning; the demand for telecommunication equipment generally and in particular for the equipment and services offered by the Company is uncertain; the Company's ability to generate sales orders during the balance of the third quarter, the remainder of fiscal 2002 and thereafter is uncertain; the anticipated demand for telecommunications equipment generally and in particular for the equipment and services now offered by the Company may decrease even further as a result of the economic and political climate in which the Company operates; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2001. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.